Exhibit 99.1

Silvergate Capital Corporation Announces Second Quarter 2020 Financial Results Release Date and Conference Call
La Jolla, CA, July 13, 2020 – Silvergate Capital Corporation (NYSE:SI) (“Silvergate” or the “Company”), the leading provider of innovative financial infrastructure solutions to the digital currency industry, today announced that it will release its second quarter 2020 financial results before market open on Monday, July 27, 2020, and will host a conference call at 11:00 a.m. (Eastern Time) the same day.

The conference call can be accessed live by dialing 1-877-407-4018 or for international callers, 1-201-689-8471, and requesting to be joined to the Silvergate Capital Corporation Second Quarter 2020 Earnings Conference Call. A replay will be available starting at 2:00 p.m. (Eastern Time) on July 27, 2020 and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13706030. The replay will be available until 11:59 p.m. (Eastern Time) on August 10, 2020.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company's website at https://ir.silvergatebank.com. The online replay will remain available for a limited time beginning immediately following the call.

About Silvergate

Silvergate Capital Corporation (NYSE: SI) is a registered bank holding company for Silvergate Bank, headquartered in La Jolla, California. Silvergate Bank is a commercial bank that opened in 1988, has been profitable for 22 consecutive years, and has focused its strategy on creating the banking platform for innovators, especially in the digital currency industry, and developing product and service solutions addressing the needs of entrepreneurs. As of March 31, 2020, Silvergate had total assets of $2.3 billion, total deposits of $2.0 billion, and total stockholders’ equity of $245 million.

Investor Relations Contact
Jamie Lillis / Shannon Devine
(858) 200-3782
investors@silvergate.com